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                                                                    EXHIBIT 99.1

NEWS
                                                         CONTACT: Terri MacInnis
                                                  Director of Investor Relations
                                                     Bibicoff & Associates, Inc.
                                              818.379.8500 tmacinnis@pacbell.net

                      SCOLR ADOPTS STOCKHOLDER RIGHTS PLAN

REDMOND, WA, Nov. 5, 2002 - SCOLR, Inc. (OTCBB: SCLL), today announced that on November 1, 2002 its Board of Directors adopted a stockholder rights plan under which all stockholders of record as of November 12, 2002 will receive rights to purchase shares of a new series of Preferred Stock. Each right will entitle SCOLR shareholders to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock at an initial exercise price of $15.

        The Rights Plan is designed to enable all SCOLR stockholders to realize the full value of their investment by encouraging potential acquirers of SCOLR to negotiate with the Board of Directors. In addition, the Rights Plan is intended to guard against abusive takeover tactics, including so called "creeping tender offers" effected through open market or private purchases. The Rights Plan was not adopted in response to any present plan or attempt to acquire SCOLR.

        The rights will become exercisable and will detach from the common stock a specified period of time after any person has become the beneficial owner of 15% or more of SCOLR's outstanding common stock or has commenced a tender or exchange offer which, if consummated, would result in such person becoming the beneficial owner of 15% or more of SCOLR's outstanding common stock. In the event that any person becomes the beneficial owner of 15% or more of SCOLR's outstanding common stock, or SCOLR is involved in certain mergers or other business combinations, each right will entitle the holder, other than such acquiring person, to purchase SCOLR common stock or common stock of the acquiring person, as applicable, at a 50% discount to the then current market price of the stock. The number of shares that each rights holder can buy is equal to the exercise price of the Preferred Stock (currently $15) divided by 50% of the then current price of the common stock.


                                  - Continued -



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        The Board of Directors may amend the plan or redeem the rights at a price of $0.001 per right at any time prior to the time a person has become the beneficial owner of 15% or more of SCOLR's outstanding common stock. The rights will expire on November 1, 2012, unless earlier exchanged or redeemed.

        Based in Redmond, Washington, SCOLR, Inc. (formerly Nutraceutix, Inc.) is a biopharmaceutical company leveraging specialized knowledge, proprietary and patented products and technologies, such as the patented CDT(TM) Controlled Delivery Technology platform, to introduce distinctive and novel OTC products, prescription drugs and dietary supplements. SCOLR currently operates in two business segments -- drug delivery and nutraceuticals. Its CDT(TM) drug delivery platform provides distinctive products with tangible benefits for the consumer and competitive commercial advantages for licenses. Established partnerships with pharmaceutical, OTC and natural products industry companies enable SCOLR to co-develop new products and to add value and protection to existing product franchises. For more information on SCOLR, please call 1.800.548.3222 or visit www.scolr.com.

        Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 37A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the Company expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the Company's ability to continue to successfully market and provide its products and services and maintain their effectiveness, the continuation of the arrangements with the Company's product development partners, the ability of the Company to meet its financial projections, and general economic conditions. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements whether as a result of new information or otherwise.

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11/5/02


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